SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

Commission File Number: 001-34128

DOLAT VENTURES, INC.
(Name of Registrant in Its Charter)

Wyoming	27-1885936
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

No. 149 Beijing Road, Cultural Industry Park Office 5F Fengtai District, Beijing, 10, People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

+86 010-51363458

(Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTNAT

Previous independent registered public accounting firm

On or about September 11, 2013 prior management filed the following statement regarding their Certifying Accountant upon an Amended Form 8-KA:

“Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	On May 30, 2013, the Company Board of Directors, acting through the Chief Executive Officer, dismissed Eugene M. Egeberg CPA from their engagement to be the independent certifying accountant for the Company.

(b)	On May 30, 2013, the Company engaged Patrick Rodgers CPA, PA to act as the Company’s independent registered public accountant. Neither the Company nor anyone acting on the Company’s behalf hired New Firm in any capacity, nor consulted with any member of that firm as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered as to the financial statements, nor was a written report or oral advice rendered that was an important factor considered by the Company or any of its employees in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement or reportable event under 304(a)2) of Regulation S-K during the two most recent fiscal years and subsequent interim period.

(c)	The engagement of a new accountant and the dismissal of the prior accountant was done by the Chief Executive Officer and member of the Board of the Company, with the knowledge and approval of the other members of the Board of Directors. The Company does not have an audit committee or any other committee charged with oversight of financial matters, and has entrusted this responsibility in its Chief Executive Officer acting as the Company’s Chief Financial Officer.

(d)	Since their engagement and to the date of their dismissal, there have not been, nor are there now, any disagreements between the Company and Eugene M. Egeberg CPA. with respect to any matter of accounting principles, practices, financial statement disclosure, auditing scope or procedure for the reporting and filing completed prior to this date, nor have there been any “reportable events” as defined by Regulation S-K section 304(a)(1)(v) during that same period, other than has been reported and disclosed as required nor has his report on the financial statements for either of the past two years contained an adverse opinion, a disclaimer of opinion, or was qualified as to audit scope or accounting principles. The opinion was modified as to uncertainty.

(f)	The Company’s prior certifying accountant, Eugene M. Egeberg CPA withdrew its firm’s registration with the PCAOB as of November 13, 2012. The Company provided Eugene M. Egeberg CPA with an exhibit 16.1 letter to sign but the firm refused to sign the letter.”

We have unable to locate or contact despite exhaustive efforts Mr. Egeberg and hence no letter can now be obtained. We have found no evidence of any financial statement certified by Patrick Rogers CPA, PA and doubt that any services were performed since Mr. Rogers was banned from public accounting by the PCAOB in March, 2014 in an unrelated matter.

New independent registered public accounting firm

On May 25, 2017 (the “Engagement Date”), the Company engaged DE LEON & COMPANY, PA, 510 NW 159th Lane Pembroke Pines, Florida 33028 (“De Leon”) as its independent registered public accounting firm. The decision to engage De Leon as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the years ended December 31, 2013 and 2012, and through May 25, 2017, the Company did not consult De Leon with respect to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAT VENTURES, INC.

Dated: May 26, 2017	By:	/s/ Wang DeQun
	Name:	Wang DeQun
President

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